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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                          STATE OR OTHER                NAME UNDER
                                          JURISDICTION OF             WHICH BUSINESS
            NAME                           INCORPORATION               IS CONDUCTED
            ----                           -------------               ------------
American Veterinary Products, Inc.           Colorado         American Veterinary Products, Inc.

AUSA, Inc.                                   Delaware         AUSA, Inc.

Collins Laboratories, Inc.                   Colorado         Inactive